Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated February 22, 2006, accompanying the consolidated financial statements included in the Annual Report of VantageMed Corporation on Form 10-KSB for the year ended December 31, 2005. We hereby consent to the incorporation by reference of said report in this Registration Statement and to the use of our name as it appears under the caption "Experts".

/s/ Farber Hass Hurley & McEwen LLP

Granada Hills, California
July 12, 2006